WEWORK ALL ACCESS MEMBERSHIP AGREEMENT

This WeWork membership agreement (the “Agreement”), dated as of the date the Agreement is fully executed below (“Effective Date”), is entered into by and between Member Company and WeWork.

This Agreement, including the following documents: the Membership Details Form (the “Membership Details Form”), the WeWork All Access Terms and Conditions attached (the “General Terms and Conditions”), and any annexes attached hereto, will be effective as of the Effective Date. To the extent there is any conflict between the General Terms and Conditions and the Membership Details Form, the order of governance shall be (i) the Membership Details Form, then (ii) the General Terms and Conditions.

Capitalized terms used but not defined in this Agreement have the respective meanings assigned to them in the General Terms and Conditions.

By signing this Agreement, each party represents to the other party that the signatory hereto has the proper authority to execute this Agreement on behalf of Member Company or WeWork, as applicable, and incur the obligations described in this Agreement on behalf of Member Company or WeWork, as applicable. Unless otherwise indicated herein, this Agreement is made and executed in two (2) originals, one for each party.

SIGNATURES:

MEMBER COMPANY SIGNATURE

Member Company Name: Boumarang Inc.

Name of Authorized Signatory: IMRAN FIROZ

Date: 08/08/2024

WEWORK SIGNATURE

WeWork Building Entity: 200 Spectrum Center Drive Tenant LLC

Name: Luke Robinson

Date: 08/08/2024

using the online form available on the CMAP

WeWork All Access Membership

Membership Details Form

MEMBER COMPANY
Member Company Name:	imran_firoz@hotmail.com
Member Company Legal Entity Name (if different from above)	N/A
Industry:
Company Registration Number:
Member Company Tax ID Number(s):
Broker used in connection with the Agreement (if applicable):
WEWORK
WeWork Entity (Legal Name):	200 Spectrum Center Drive Tenant LLC
Registered Address:
Registration Number (if applicable):
WeWork Entity Tax ID Number:	475368013
MEMBERSHIP DETAILS
Membership Type:	WeWork All Access Basic Membership Plan
Main Location (country of primary use):	United States
Number of Individual Members:	WeWork All Access Basic Membership Plan: 1
PRICING/FINANCIAL TERMS
Price per Membership (monthly):	WeWork All Access Basic Membership Plan: $ 199.00 plus applicable tax
Total Monthly Membership Fee:	See attached “Fee Schedule” for detailed breakdown.

Set-Up Fee:	N/A plus applicable tax. To be invoiced and paid pursuant to the terms herein.
CONTRACT TERM DETAILS
Start Date:	08/08/2024
Commitment Term (Start Date and end date):	0 Month 08/08/2024 To 08/31/2024
CREDITS
Conference Room Credits (per month)*:	2
Print and Copy Credits (per month)*:	Color N/A Black & White N/A
ADDITIONAL ITEMS AND NOTES
For WeWork All Access Basic membership plans, only:

Locations included in the WeWork All Access Basic membership plan are identified on the WeWork app and at https://www.wework.com/info/wework-all-access- buildings, and may be updated from time-to-time by WeWork. Locations not included in the WeWork All Access Basic membership plan may be booked with credits as indicated at the time of booking.

Additional Notes:	N/A

*Monthly credits are determined based on the number of Members, but the aggregate amount of credits is available to all of your WeWork All Access Members (and not allocated individually to each WeWork All Access Member).

Fee Schedule

Membership Services
				Monthly Membership Fees			One-Time Fees
Service	Start Date:	End Date:	Qty:	Monthly Market Rate (per unit)*	Monthly Discount (per unit)	Total Discounted Monthly Fee Due*	Set-Up Fee*	Service Retainer
WeWork All Access Basic Membership Plan	08/08/2024	08/31/2024	1	$ 199.00	$ 29.85	$ 169.15	$ 0.00	$ 0.00

Additional Services
			Service Fees			One-Time Fees
Service	Occurrence/ Frequency	Qty	Market Rate (per unit)*	Discount (per unit)	Total Discounted Fee Due*	Set-Up/ Installation Fee*
Included Conference Room Credits	Monthly	2	$ 0.00	$ 0.00	$ 0.00	$ 0.00

*tax excluded

Notes to the Fee Schedule for WeWork All Access:

●The “Membership Fee” shall mean the Total Discounted Monthly Fee Due for the applicable Membership Services as set forth above.

●The Membership Fee plus any discounts listed above are displayed exclusive of taxes. Applicable taxes, including but not limited to sales, use, value added and withholding taxes, will be added to the Membership Fee at the applicable rate. Except where specified in local legislation, taxes will be calculated on the discounted Membership Fee at the applicable rate.

●Discount(s) shall apply during the timeframes set out in the above Membership Fee Schedule.

●The Service Retainers, Set-Up Fees, and any installation fees set forth above are one-time fees with respect to the applicable service(s), unless specifically indicated otherwise.

MEMBER CONTACT DETAILS
PRIMARY MEMBER
Primary Member Name:	IMRAN FIROZ
Phone Number:	+1-8183005792
Email:	imran@sparkcap.co
Address:
WEWORK CONTACT DETAILS
MAIN WEWORK CONTACT
WeWork Employee Name:	N/A
Email:	N/A

WEWORK ALL ACCESS MEMBERSHIP

TERMS AND CONDITIONS

GENERAL

1.Overview. Except to the extent prohibited by applicable law, these Terms and Conditions and the rules, terms and policies referenced and incorporated herein (the “WeWork All Access Terms”), the Membership Details Form, and any other applicable policies and procedures as provided or made available to you from time to time (collectively, the “Agreement”), describe your rights and obligations in connection with your access to All Access workspaces and services provided as part of, or that are incidental or related to, your WeWork All Access Membership (as described herein and as available from time to time, the “Services”). By using the Services, you are agreeing that you, and any individuals you authorize to use your WeWork All Access Membership (your “All Access Members” or “Members”), shall abide by and be bound by this Agreement.

2.Applicable policies and terms of service. The WeWork All Access Membership is subject to the: (i) All Access House Rules attached as Exhibit A, and the house rules of any Premises at which you and your All Access Members receive or use Services (collectively, the “House Rules”), (ii) WeWork policies, including the WeWork Privacy Policy, available at https://www.wework.com/legal/global- privacy-policy (the “WeWork Privacy Policy”), (iii) WeWork Member Network Terms of Service available at www.wework.com/legal/mena-tos (the “WeWork Member Network ToS”), (iv) WeWork Data Connection & Internet Access Terms of Services available at www.wework.com/legal/wireless-network-terms-of-service (the “WeWork Data Connection & Internet Access ToS”), (v) the WeWork Coworking Partner Location Terms available at www.wework.com/legal/coworking-partner-location-terms, and (vi) the additional guidelines, terms, conditions and/or rules (including additional payment obligations) applicable to any additional services you or your All Access Members purchase from us. In order to access the Services, you, on your behalf and on behalf of your All Access Members, hereby agree to these policies and terms of services and any updates thereto. We may from time to time update, amend or supplement these Terms and Conditions, our policies and our terms of service, and shall provide you with thirty (30) days’ notice of such updates. You and your All Access Members shall be deemed to have accepted such updates, amendments or supplements by continued use of the Services.

3.Who we are. Who we are for purposes of this Agreement is the WeWork Company Name referenced in the Membership Details Form. We reserve the right to change the legal entity that charges you for the Services. The relevant entity with which you enter into this Agreement shall be known in this Agreement as “we”, “our” “us” or “WeWork”.

4.Who you are. References to “Member Company”, “Company”, “you”, “your” and similar words in this Agreement refer to the entity or individual registering for or receiving the Services and agreeing to be bound by this Agreement. If you are entering into this Agreement on behalf of an entity or on behalf of other individuals, you represent and warrant that you have all necessary right, authority and consent to bind such entity or individuals to this Agreement. You shall be responsible for your All Access Members’ compliance with this Agreement. In addition, by agreeing to this Agreement, you are confirming that you and your All Access Members are using the Services exclusively for business purposes and not as a consumer (as such term may be defined by the applicable laws and regulations in the jurisdiction the laws of which govern this Agreement).

5.What are “Services”? Subject to the terms of this Agreement, WeWork will use commercially reasonable efforts to provide you and your All Access Members the Services at WeWork premises offering access to All Access members (the “Premises”) beginning on the Start Date. In order to use the Services, you and your All Access Members will be required to download our mobile app or use our desktop application through a Web browser and access the WeWork Member Network. The Services include:

a.Use of one daily desk per day per Member at the Premises, subject to availability and upon prior reservation of such daily desk through the WeWork Member Network. Daily desks are located in the common areas at the Premises.

b.Access and use of common areas at the Premises, subject to the conditions set out in this Agreement.

c.Access to and use of the WeWork Member Network site in accordance with the WeWork Member Network ToS.

d.Access to and use of the shared Internet connection in accordance with the WeWork Data Connection & Internet Access ToS.

e.Access to and use of the printers, copiers and/or scanners available to all WeWork members and member companies in the Premises, in each case subject to availability and payment of any fees applicable thereto. The current fee schedules are available on our website at www.wework.com/faq.

f.Access to and use of the conference rooms at the Premises during Regular Business Hours, in each case subject to availability, prior reservation, and payment of any fees applicable thereto. The current fee schedules are available on our website at www.wework.com/faq.

g.Use of private phone booths while using a Premises.

h.Front desk assistance while using a Premises during Regular Business Hours.

i.Use, within the Premises, of kitchens and beverages made available therein.

j.Opportunity to participate in members-only events, beneﬁts and promotions.

k.Any other services you or your All Access Members may purchase directly from us from time to time.

Subject to the terms of this Agreement, WeWork may provide Member Company and its Members with the ability to book non-WeWork locations operated by third party operators (“Coworking Partner Locations”, operated by “Coworking Partners”). By booking at any such Coworking Partner Locations, Member Company and its Members will be subject to: (i) the WeWork Coworking Partner Location Terms available online at www.wework.com/legal/coworking-partner-location-terms; and (ii) the terms, rules, and policies applicable to such Coworking Partner Location (as may be listed on the applicable Coworking Partner’s website or otherwise provided to Member Company). Member Company acknowledges that WeWork does not own or operate any Coworking Partner Locations, nor does it sell, resell, license, provide, rent, sublet, manage or control any Coworking Partner Locations. To the extent permitted by law, WeWork is not liable for any loss, damage or liability arising from or related to Member Company’s and its Members’ use of Coworking Partner Locations, and Member Company shall indemnify WeWork from and against any and all third-party claims, liabilities, and expenses, including reasonable attorneys’ fees resulting from Member Company’s and Members’ use of any Coworking Partner Locations.

Use of credit-based Services that is in excess of any credits is subject to the applicable fees for such Services. Credits do not roll over from month to month. Monthly credits are determined based on the number of All Access Members, but the aggregate amount of credits is available to all of your All Access Members (and not allocated individually to each All Access Member). All Access Members are not permitted to use the address of any of our Premises for mail and package delivery, and WeWork shall have no liability in connection with any mail or packages delivered to an All Access Member at our Premises.

The Services at a Premises will only be available to you and your All Access Members during the hours specified for that Premises on the WeWork Member Network, which hours may be limited to the Regular Business Hours of that Premises. “Regular Business Hours” are generally from 9:00 a.m. to 5:00 p.m. on Regular Business Days. “Regular Business Days” are all weekdays, except local bank/government holidays at a Premises.

6.Changes to our Services or these Terms. The availability and scope of the Services and the Premises at which the Services are available are subject to change from time to time in our sole discretion. The Services may also vary by geographical area or by specific Premises.

7.Guests. The WeWork All Access Membership is intended for the use of the person to which it is allocated and is not intended to provide access and use to other parties. Guests are not permitted, other than in connection with conference room bookings. If a Member has booked a conference room, guests may be registered and given access to the booked conference room. The number of guests is limited to the number of people permitted in the booked conference room. The guests will be permitted to access the Premises only during such booking period. WeWork reserves the right, in its sole discretion, to restrict the access of guests in the event that such use violates the purpose or intent of the WeWork All Access Membership.

CREATING YOUR WEWORK ALL ACCESS MEMBERSHIP

8.Eligibility. Unless otherwise specified by us in writing, the Services are only available to individuals who are at least 21 years old. You will be responsible for ensuring that your All Access Members qualify before accessing or using the Services in any way and before providing any personal information to us (e.g., name, address, telephone number or email address).

9.Passwords and keycards. You and your All Access Members’ Accounts created on the WeWork Member Network (each, an “Account”) are specific to you and your or your All Access Members. Neither you nor your All Access Members shall reveal your Account password or transfer your keycard or other access device or credentials to anyone else or let anyone use your Account, even if such other individual is associated with your company. Neither you nor your All Access Members, nor any third party on your behalf, shall make any copies of any keys, keycards, or other means of entry to the Premises (each, an “All Access Device”). If you believe someone may have used passwords or All Access Devices associated with your WeWork All Access Membership without your authorization, please immediately change such passwords and contact us at help@wework.com. You and your All Access Members are responsible for all actions in connection with the Accounts, regardless of whether you authorized such actions. All Access Devices remain our property and must be returned immediately by you and your All Access Members upon termination or expiration of your WeWork All Access Membership.

10.All Access Members. You are responsible for preparing and sharing a list of your All Access Members with us or uploading such information directly through the tools we provide, as applicable. You shall ensure that the information about your All Access Members is complete and accurate. In the event your relationship with one of your All Access Members changes or ends, you agree to promptly update such  information and notify us that the individual should no longer receive access to the Services. You hereby represent and warrant to us that (a) you have the proper authority to create, terminate and maintain the Accounts and to add and remove All Access Members to and from the Accounts and (b) you have obtained all necessary consent from All Access Members for the creation of their accounts. You also agree to indemnify us for any loss we may suffer as a result of any breach of these warranties and representations including where such breach is caused by any of your All Access Members.

PAYING FOR YOUR WEWORK ALL ACCESS MEMBERSHIP

11.Payments. The payment method provided by you will automatically be charged the fees and any other amounts you may incur or be liable for in connection with the Services. Recurring fees, which may include recurring membership fees (“Membership Fees”), begin accruing on the Start Date and will be charged on the first (1st) of each month unless we notify you otherwise. You are responsible for paying all Membership Fees through the end of the Term. Overage fees and other non-recurring fees (including for damages caused to any of our Premises or property) will be charged within thirty (30) days of you accruing such fees. If payment of any accrued and outstanding fee is not made by the tenth (10th) of the month in which such payment is due, you will be responsible for paying the then-current late charge. The current late fee and overage fee schedules are available on our website at www.wework.com/faq. You and your All Access Members’ use of the Services may be immediately suspended or terminated if we are unable to charge your payment instrument for any reason. When we receive funds from you, we will ﬁrst apply the funds to any balances which are in arrears and to the earliest month due ﬁrst. All fees are non-refundable and must be paid in the currency specified on the Membership Details Form. Following any Commitment Term, we reserve the right to further increase or decrease the Membership Fee at our sole discretion upon thirty (30) days’ prior notice to you.

12.Taxes. You agree to pay promptly: (i) all sales, use, excise, value added, and any other taxes which you are required to pay to any other governmental authority (and, at our request, will provide to us evidence of such payment) and (ii) all sales, use, excise, value added and any other taxes attributable to your WeWork All Access Membership and to any other services provided to you by us, as shown on your invoice. Where VAT is charged in connection with your Membership, you acknowledge that the Services are subject to VAT and declare that you shall use the Services for VAT liable business activities.

USE OF THE SERVICES

13.Use of the Services Outside your Home Country. The parties acknowledge that the intent of this Agreement is to contract with and bill for the Services from a WeWork entity in the jurisdiction in which Member Company will make the majority of its All Access bookings. In the event that there are no bookings in the jurisdiction where you have contracted for and are billed for these memberships for a period of sixty (60) consecutive days, WeWork may contact you to transfer your Agreement to the jurisdiction of most use or may terminate the Agreement for material breach, as set forth herein.

14.House Rules. You and your All Access Members must comply with the House Rules, including the All WeWork House Rules available online at https:/www.wework.com/legal/Membership_House_Rules, while using Services at any Premises. In addition, Members will not misuse the Services, which misuse includes repeatedly failing to utilize Services for which you have an active reservation.

15.Security. All Members must badge into WeWork buildings using their All Access Device. To the extent permitted by law, your All Access Members shall be required to provide valid government issued identification in order to be issued an activated key card to access the Premises and before entering any of our buildings.

16.Privacy. We collect, process, transfer and secure personal data about you and your Members pursuant to the terms of the WeWork Privacy Policy, and in accordance with all applicable data protection laws. You hereby confirm that (i) you have and rely upon an adequate legal basis, including without limitation consent where required, to collect, process, and transfer Members’ personal data to us, and (ii) you collect and process Members’ personal data in accordance with applicable laws.

17.Property. We are not responsible for any property you or your All Access Members leave behind in any of our Premises. It is your and your All Access Members’ responsibility to ensure that personal items are secure. We will be entitled to dispose of any property remaining in any of our Premises and you and your All Access Members waive any claims or demands regarding such property or our handling of such property.

18.Other members. We do not control and are not responsible for the actions of other individuals you or your All Access Members encounter through the use of the Services; this includes other WeWork members and their guests at any Premises or on our Member Network. We do not endorse, support or verify the facts, opinions or recommendations of our WeWork Members. If a dispute arises between users, we have no responsibility or obligation to participate, mediate or indemnify any party, except to the extent that such dispute is the result of WeWork’s gross negligence or willful misconduct.

19.Third party products or services; Tech Platforms, Apps, Portals. The Services do not include, and WeWork is not liable for, the provision of products or services by third parties that Member Company may elect to purchase or use in connection with this Membership (“Third Party Services”), even if they appear on a WeWork invoice. Third Party Services are provided solely by the applicable third- party service provider (“Third Party Service Provider”) and pursuant to separate arrangements between you and the applicable Third Party Service Providers.

Additionally, during the Term, you and your Members may have access to certain platforms, apps, or portals as part of the membership. To the extent such platforms, apps, or portals have their own terms of use, such terms shall govern use of the applicable system. For those without terms of use, such platforms, apps, or portals shall be provided to you and your Members “as is”, and without any representations or warranties.

TERMINATION

20.Membership Termination. This Agreement may not be terminated by you prior to the end of the Commitment Term, and any such termination shall constitute a breach of this Agreement. To terminate your WeWork All Access Membership at the end of the Commitment Term, you must provide us at least five (5) days’ notice prior to the last day of your Commitment Term specified in the Membership Details Form. Otherwise, unless set forth on the Membership Details Form, following the Commitment Term, your WeWork All Access Membership shall continue on a month-to-month basis until terminated in accordance with this Agreement (the term commencing on the Start Date and ending on the later of the last day of the Commitment Term or any month-to-month term, the “Term”). If you terminate your All Access Membership prior to the end of the Commitment Term, your Membership Fee payment obligations through the end of the Commitment Term shall become immediately due (the “Membership Fee Obligation"). To terminate your All Access Membership during any month-to- month term, you must provide us with at least five (5) days’ notice prior to the last day of a calendar month (“Termination Effective Month”). Such termination will be effective on the last day of the Termination Effective Month. In all cases, notice of termination must be provided (a) to your WeWork member success contact or (b) if you have no such contact, by emailing us at help@wework.com or through the tools we provide you to manage your WeWork All Access Membership (including the Account Central platform). If you or your All Access Members fail to comply with the provisions of this Agreement we may, in our sole discretion, restrict your or your All Access Members’ access to the Services and/or terminate your WeWork All Access Membership or any All Access Account with immediate effect and without prior notice to you; we may also immediately terminate any of your All Access Members at our sole discretion. In addition, we may decline to continue your WeWork All Access Membership after the end of the Commitment Term in our sole discretion. We do not provide refunds upon termination or cancellation of your WeWork All Access Membership, including individual All Access Members’ Accounts with respect to amounts already paid. You will remain liable for past due amounts, and we may exercise our rights to collect due payment, despite termination or expiration of your WeWork All Access Membership. We may also terminate your WeWork All Access Membership with thirty (30) days’ prior notice if we discontinue the WeWork All Access Membership program in whole or in part, or at any other time at our sole discretion.

INTELLECTUAL PROPERTY

21.WeWork Intellectual Property; Use of the WeWork Name; Photos of the Premises. You and your All Access Members may not take, copy or use for any purpose (a) the name "We", “WeWork” or any of our other business names, trademarks, service marks, logos, designs, copyrights, patents, trade secrets, trade dress, marketing material, other identifiers or other intellectual property ("Intellectual Property"); (b) any derivations, modifications or similar versions of the same; or (c) any photographs or illustrations of any portion of a Premises, for any purpose, including competitive purposes, without our prior consent, provided that during the Term you will be able to use “WeWork” in plain text to accurately identify an address or office location. You acknowledge that WeWork owns all right, title and interest in and to its Intellectual Property. You may not file for ownership rights of any of our Intellectual Property with any governmental authority or use our Intellectual Property in any advertising, including domain names, social media handles, or any form of media invented in the future. You may not, directly or indirectly, interfere with or object to, in any manner, our ownership rights or the use of our Intellectual Property or engage in any conduct that is likely to cause confusion between WeWork and yourself, without our prior consent.

22.Intellectual Property of others. You and your All Access Members may not take, copy or use any information or intellectual property belonging to other member companies or their members or guests, including without limitation any confidential or proprietary information, personal names, likenesses, voices, business names, trademarks, service marks, logos, trade dress, other identifiers or other intellectual property, or modified or altered versions of the same.

23.Publicity. You hereby consent to our non-exclusive, non-transferable use of your Member Company name and/or logo in connection with identifying you as a Member Company of WeWork, alongside those of other member companies, on a public-facing “Membership” display on our website as well as in video and other marketing materials. You warrant that your logo does not infringe upon the rights of any third party and that you have full authority to provide this consent. You may terminate this consent at any time upon thirty (30) days’ prior notice.

DISCLAIMER OF WARRANTIES; LIMITATIONS OF LIABILITY

24.Waiver of Claims. To the extent permitted by law, you, on your own behalf and on behalf of your All Access Members, and your or their employees, agents, guests and invitees, waive any and all claims, liabilities, costs, damages, expenses and rights, including reasonable attorneys’ fees against us and our affiliates, parents, and successors and each of our and their employees, assignees, officers, agents and directors (collectively, the “WeWork Parties”) and our landlords at the Premises resulting from damage to, or destruction, theft, or loss of, any property, person or pet, except to the extent caused by the gross negligence, willful misconduct or fraud of the WeWork Parties.

25.Limitation of Liability. To the extent permitted by law, the aggregate monetary liability of any of the WeWork Parties to you and your All Access Members, and your or their employees, agents, guests and invitees for any reason and for all causes of action, whether in contract, tort, breach of statutory duty, or other legal or equitable theory will not exceed the total amounts paid by you to us under this Agreement in the twelve (12) months prior to the claim arising. None of the WeWork Parties will be liable under any cause of action, for any indirect, special, incidental, consequential, reliance or punitive damages, including loss of profits or business interruption, or for the cost of any substitute goods, services or technology. You acknowledge and agree, on your behalf and on behalf of your All Access Members, that, to the extent permitted by law, neither you nor your All Access Members may commence any action or proceeding against any of the WeWork Parties, whether in contract, tort, breach of statutory duty, or other legal or equitable theory, unless the action, suit, or proceeding is commenced within one (1) year of the cause of action’s accrual.

26.Indemnification. To the extent permitted by law, you will indemnify the WeWork Parties from and against any and all claims, including third party claims, liabilities, and expenses including reasonable attorneys’ fees, resulting from any breach or alleged breach of this Agreement by you or your All Access Members or your or their guests, invitees or pets or any of your or their actions or omissions, except to the extent a claim results from the gross negligence, willful misconduct or fraud of the WeWork Parties. You are responsible for the actions of and all damages caused by all persons and pets that you, your All Access Members or your or their guests invite to enter any of the Premises. You shall not make any settlement that requires a materially adverse act or admission by us or imposes any obligation upon any of the WeWork Parties unless you have first obtained our or the relevant WeWork Party’s written consent. None of the WeWork Parties shall be liable for any obligations arising out of a settlement made without its prior written consent.

27.Insurance. You are responsible for maintaining, at your own expense and at all times during the Term, insurance in form and amount appropriate to your business.

GOVERNING LAW AND JURISDICTION SPECIFIC TERMS

28.Jurisdictional Terms. Unless otherwise set forth herein, this Agreement and the transactions contemplated hereby, shall be governed and construed in accordance with the following:

if the WeWork entity party to this Agreement is organized or incorporated in (such country of organization or incorporation, the “Membership Country”):

a.the U.S. or Canada, the additional terms provided in Annex A-1 (USA & Canada) shall apply.

b.Europe, Middle East, or Africa, the additional terms provided in Annex A-2 (EMEA) shall apply.

c.Mexico, Central America or South America (except for Brazil), the additional terms provided in Annex A-3 (LatAm) shall apply.

d.Brazil, the additional terms provided in Annex A-4 (Brazil) shall apply.

e.China, the additional terms provided in Annex A-5 (China) shall apply.

f.Hong Kong, the additional terms provided in Annex A-6 (Hong Kong) shall apply.

g.Japan, the additional terms provided in Annex A-7 (Japan) shall apply.

h.Asia (except for China, Hong Kong or Japan as provided above) or Australia, the additional terms provided in Annex A-8 (APAC) shall apply

i.India, the additional terms provided in Annex A-9 (India) shall apply.

j.Israel, the additional terms provided in Annex-10 (Israel) shall apply.

29.Registered address; Business use. You may not use the address of any of our Premises or any address provided by us as your registered address. If you are found to be using an address provided by us as your registered address, you shall immediately complete the deregistration of such address with the relevant local authorities and you will be charged a fee equal to 150% of your monthly Membership Fee.

GENERAL PROVISIONS

30.Enforceability. Each provision of this Agreement shall be considered severable. To the extent that any provision of this Agreement is prohibited or otherwise limited, this Agreement shall be considered amended to the smallest degree possible in order to make the Agreement effective under applicable law. Neither party shall be deemed by any act or omission to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party.

31.Nature of these Terms. Notwithstanding anything in this Agreement to the contrary, this Agreement shall in no way be construed so as to grant you or your All Access Members any title, easement, lien, possession or related rights in our business, the Premises or anything contained in our Premises. This Agreement creates no tenancy interest (including any security of tenure), leasehold estate, or other real property interest.

32.Relationship of the parties. You and we are independent contractors, and no agency, partnership, or joint venture relationship is intended or created by this Agreement. Neither party will in any way misrepresent our relationship.

33.No Assignment. Except in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of the shares or assets of you or your parent corporation, you may not transfer or otherwise assign any of your rights or obligations under this Agreement (including by operation of law) without our prior consent. We may assign this Agreement without your consent.

34.Sanctions. Each party hereby represents and warrants that neither it nor any of its Associated Persons, nor any of its directors or officers, nor its intermediate or ultimate beneficial owners with a 10% or greater stake is (i) a Restricted Party, (ii) engaging or has engaged in any transaction or conduct, that could result in it becoming a Restricted Party, or (iii) engaging or will engage in any activity or in any transaction which could cause or does cause the other party to this Agreement to be in breach of Sanctions.

For purposes of this Section only, the following definitions shall apply:

“Associated Person” means a person who performs services for or on behalf of the Member Company, or acts on behalf of the Member Company, in the context of this Agreement with WeWork; this may include, for example, employee, director, officer, contractors, agents or consultants.

“Restricted Party” means a person that is: (i) listed on, or owned or controlled by a person listed on any Sanctions List or a person acting on behalf of such a person; (ii) located in, incorporated under the laws of a country or territory that is the subject of country- or territory-wide Sanctions as modified from time to time, or a person who is owned or controlled by, or acting on behalf of such a person; or (iii) otherwise a target of Sanctions.

“Sanctions” means any applicable laws or regulations related to export controls, trade and investment restrictions, economic or financial sanctions or embargoes.

“Sanctions List” means the Specially Designated Nationals and Blocked Persons List and the Sectoral Sanctions Identification List maintained by the US, the Consolidated List of Financial Sanctions Targets maintained by the UK, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions maintained by the European Union or any similar list maintained by, or public announcement of a Sanctions designation made by, the United Nations or a relevant competent authority, each as amended, supplemented or substituted from time to time.

35.Anti-Money Laundering. You hereby represent and warrant that at all times you and your All Access Members have conducted and will conduct your operations in accordance with all laws that prohibit commercial or public bribery and money laundering (the “Anti-Money Laundering Laws”), and that all funds which you will use to comply with your payments obligations under this Agreement will be derived from legal sources, pursuant to the provisions of Anti-Money Laundering Laws. You will provide us with all information and documents that we from time to time may request in order to comply with all Anti-Money Laundering Laws and enable WeWork to verify and confirm your identity and business in accordance with our internal policies.

36.Anti-Corruption Laws. Neither you nor any of your All Access Members, your directors, officers, employees, agents, subcontractors, representatives or anyone acting on your behalf, (i) has, directly or indirectly, offered, paid, given, promised, or authorized the payment of any money, gift or anything of value to: (A) any Government Official or any commercial party, (B) any person while knowing or having reason to know that all or a portion of such money, gift or thing of value will be offered, paid or given, directly or indirectly, to any Government Official or any commercial party, or (C) any employee or representative of WeWork for the purpose of (1) influencing an act or decision of the Government Official or commercial party in his or her official capacity, (2) inducing the Government Official or commercial party to do or omit to do any act in violation of the lawful duty of such official, (3) securing an improper advantage or (4) securing the execution of this Agreement, (ii) will authorize or make any payments or gifts or any offers or promises of payments or gifts of any kind, directly or indirectly, in connection with this Agreement, the Services or the Office Space. For purposes of this section, “Government Official” means any officer, employee or person acting in an official capacity for any government agency or instrumentality, including state-owned or controlled companies, and public international organizations, as well as a political party or official thereof or candidate for political office.

37.Compliance with Laws. You hereby represent and warrant that at all times you and your All Access Members have conducted and will conduct your operations ethically and in accordance with all applicable laws.

38.Extraordinary Events. WeWork will not be liable for, and will not be considered in default or breach of this Agreement on account of, any delay or failure to perform arising out of or caused by, directly or indirectly, forces that are beyond WeWork’s reasonable control, including, without limitation, any delays or changes in construction of, or WeWork’s ability to procure any space in, any Premises; any conditions under the control of our landlord at the applicable Premises; acts or orders of Government; acts of God; epidemics or pandemics; or public health emergencies.

39.Brokers. Except as may be provided for through the WeWork broker referral program, you hereby represent and warrant that you have not used a broker or realtor in connection with the membership transaction covered by this Agreement. If you seek to terminate this Agreement or cease to pay your monthly Membership Fee except as otherwise explicitly permitted herein (each, an “Early Exit”), within fifteen (15) days of doing so, you shall reimburse WeWork for any fees previously paid by WeWork to a broker or realtor corresponding to the period following such Early Exit. You hereby indemnify and hold us harmless against any claims arising from the breach of any warranty or representation of this paragraph.

40.Interpretation. The section and paragraph headings in this Agreement are for convenience only and shall not affect their interpretation. Any use of “including” “for example” or “such as” in this Agreement shall be read as being followed by “without limitation” where appropriate.

41.No third-party beneficiaries. You agree that, except as otherwise expressly provided in this Agreement, including with respect to your All Access Members, there shall be no third-party beneficiaries.

42.Counterparts and Electronic Signature. This Agreement may be executed in any number of counterparts by either handwritten or electronic signature, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement in accordance with applicable law. This Agreement may be executed using electronic means and the use of electronic signatures by the parties will have the same full force and legal effect as if the electronic signatures were traditional hand-written signatures in accordance with applicable law. You acknowledge that you have the ability to retain this Agreement either by printing or saving it.

43.Survival. Even after your WeWork All Access Membership agreement is terminated, or your or your All Access Members’ access to the Member Network is terminated, or your or All Access Members’ use of the Member Network discontinues, certain terms in this Agreement will remain in effect. All terms that by their nature may survive termination of this Agreement shall be deemed to survive such termination. Sections 1, 11, 19, 24-32, and 38-43 shall also survive any termination or expiration of this Agreement, as well as all other provisions of this Agreement reasonably expected to survive the termination or expiration of this Agreement.

44.Contacting us. If you have any questions relating to this Agreement, please contact your WeWork member success contact or write to us at help@wework.com.

Annex A-1 (USA & Canada)

a.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed under the law of the State of New York, U.S.A. and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

b.Venue; Dispute Resolution. Except that either party may seek equitable or similar relief from any court of competent jurisdiction, any dispute, controversy or claim arising out of or in relation to this Agreement, or at law, or the breach, termination or invalidity of this Agreement, that cannot be settled amicably by agreement of the parties to this Agreement shall be finally settled in accordance with the arbitration rules of JAMS then in force, by one or more arbitrators appointed in accordance with said rules. The place of arbitration shall be New York, New York, U.S.A.

c.Proceedings; Judgment. The proceedings shall be confidential and in English. The award rendered shall be final and binding on both parties. Judgment on the award may be entered in any court of competent jurisdiction. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable. This Agreement shall be interpreted and construed in the English language, which is the language of the official text of this Agreement.

d.Class Action Waiver. Any proceeding to resolve or litigate any dispute in any forum will be conducted solely on an individual basis. Neither you nor we will seek to have any dispute heard as a class action or in any other proceeding in which either party acts or proposes to act in a representative capacity. No proceeding will be combined with another without the prior written consent of all parties to all affected proceedings. You also agree not to participate in claims brought in a private attorney general or representative capacity, or any consolidated claims involving another member’s account if we are a party to the proceeding. YOU ARE GIVING UP YOUR RIGHT TO PARTICIPATE AS A CLASS REPRESENTATIVE OR CLASS MEMBER ON ANY CLASS CLAIM YOU MAY HAVE AGAINST US INCLUDING ANY RIGHT TO CLASS ARBITRATION OR ANY CONSOLIDATION OF INDIVIDUAL ARBITRATIONS.

Annex A-2 (EMEA)

a.Governing Law. This Agreement, including the arbitration agreement at clause (b) below, and any non-contractual obligations arising out of or in connection with this Agreement, are governed by and shall be construed in accordance with English law.

b.Venue; Dispute Resolution. Any claim, dispute or difference of whatever nature arising out of or in connection with this agreement (including a claim, dispute or difference regarding its existence, termination or validity or any non-contractual obligations arising out of or in connection with this Agreement) (a “Dispute”) shall be referred to and finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce (“ICC”) (the “Rules”), as in force at the date of this agreement and as modified by this clause, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be three, one of whom shall be appointed by the claimant(s), one by the respondent(s) and the third of whom, who shall act as president, shall be nominated by the two party-nominated arbitrators, provided that if the third arbitrator has not been appointed within thirty days of the nomination of the second party-nominated arbitrator, such third arbitrator shall be appointed by the ICC Court. The parties may nominate, and the ICC Court may appoint arbitrators from among the nationals of any country, whether or not a party is a national of that country. The seat, or legal place, of arbitration shall be London, England and the language of the arbitration shall be English. Sections 45 and 69 of the Arbitration Act 1996 shall not apply. The Emergency Arbitrator provisions in the Rules shall not apply.

c.Proceedings; Judgment. The proceedings shall be confidential and in English. The award rendered shall be final and binding on both parties. Judgment on the award may be entered in any court of competent jurisdiction. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable. This Agreement shall be interpreted and construed in the English language, which is the language of the official text of this Agreement.

d.Class/Group Action Waiver. Any proceeding to resolve or litigate any dispute in any forum will be conducted solely on an individual basis. Neither you nor we will seek to have any dispute heard as a class or group action or in any other proceeding in which either party acts or proposes to act in a representative capacity. No proceeding will be combined with another without the prior written consent of all parties to all affected proceedings. You also agree not to participate in claims brought in a private attorney general or representative capacity, or any consolidated claims involving another member’s account if we are a party to the proceeding. YOU ARE GIVING UP YOUR RIGHT TO PARTICIPATE AS A CLASS OR GROUP REPRESENTATIVE OR CLASS OR GROUP MEMBER ON ANY CLASS CLAIM YOU MAY HAVE AGAINST US INCLUDING ANY RIGHT TO CLASS ARBITRATION OR ANY CONSOLIDATION OF INDIVIDUAL ARBITRATIONS.

e.Poland-Specific Terms. Where the Membership Country is Poland, clauses (a) and (b) above shall be replaced with clauses (e)(i) and (ii) below:

i.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed under Polish law without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

ii.Venue. Any disputes arising out of or related to this Agreement shall be finally settled under the Arbitration Rules of the Court of Arbitration at the Polish Chamber of Commerce in force on the date of commencement of the proceeding by an arbitrator or arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Warsaw, Poland.

Annex A-3 (LatAm)

a.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed in accordance with the laws specified in clause (e) below, without regard to any applicable conflict of laws provisions and principles and without regard to the United Nations Convention on Contracts for the International Sale of Goods. WeWork and you expressly waive any other jurisdiction to which either may be entitled to by reason of its current or future domiciles or for any other reason.

b.Arbitration. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity, intent, interpretation, performance, enforcement or termination, that cannot be settled amicably by agreement of the parties to this Agreement in a term not longer than 10 calendar days, shall be finally settled by arbitration as set forth in clause (e) below.

c.Proceedings. The proceedings shall be confidential and in Spanish. The award shall be final and binding upon the Parties. By submitting the dispute to arbitration under the Arbitration Rules (as specified in clause (e) below), the Parties undertake to carry out any award without delay and shall be deemed to have waived their right to any form of recourse. Enforcement of any award may be sought in any court of competent jurisdiction. The arbitrator may include in its award an allocation to any party of such costs and expenses, including attorney’s fees, cost and expenses of management, in-house counsel, experts and witnesses, as the arbitrator shall deem reasonable. In making such allocation, the arbitrator shall consider the relative success of the parties on their claims and counterclaims and defenses. This Agreement shall be interpreted and construed in the Spanish language.

d.Class Action Waiver. Any proceeding to resolve or litigate any dispute in any forum will be conducted solely on an individual basis. Neither you nor we will seek to have any dispute heard as a class action, including the Relevant Local Laws, or in any other proceeding in which either party acts or proposes to act in a representative capacity. No proceeding will be combined with another without the prior written consent of all parties to all affected proceedings. You also agree not to participate in claims brought in a private attorney general or representative capacity, or any consolidated claims involving another member’s account if we are a party to the proceeding. YOU ARE GIVING UP YOUR RIGHT TO PARTICIPATE AS A CLASS REPRESENTATIVE OR CLASS MEMBER ON ANY CLASS CLAIM YOU MAY HAVE AGAINST US. For purposes of this paragraph, the “Relevant Local Laws” means (i) in Chile, Law 19.496 of 1997, (ii) in Colombia, Law 472 of 1998 and (iii) in Mexico, the Civil Code of Federal Proceedings.

e.Country-Specific Terms. The governing law, Arbitration Rules and venue are based on the Membership Country.

Membership Country	Governing Law	Arbitration Rules and Venue
Argentina	Laws of the Republic of Argentina

Arbitration pursuant to the rules of the Bolsa de Comercio de Buenos Aires (Buenos Aires Commerce Chamber) then in force, by one or more arbitrators appointed in accordance with said rules. The place of arbitration shall be the City of Buenos Aires, Argentina.

Chile	Laws of Chile

Arbitration according to the rules of the Center of Arbitration and Mediation of the Commerce Chamber of Santiago, then in force. The Arbitral Court shall be integrated by a sole arbitrator appointed in accordance with the Arbitration Rules and the seat of arbitration shall be Santiago, Chile.
Colombia	Laws of Colombia

Arbitration pursuant to the Arbitration Rules of the Arbitration and Conciliation Center of the Chamber of Commerce of Bogotá then in force. The arbitral tribunal shall be integrated by a sole arbitrator appointed in accordance with the Arbitration Rules and the seat of arbitration shall be Bogotá, Colombia.

Costa Rica	Laws of the Republic of Costa Rica	Arbitration in accordance with the bylaws of the International Center for Conciliation and Arbitration of the Costa Rican-American Chamber of Commerce.
Mexico	Laws of Mexico City

Arbitration in accordance with the Arbitration Rules for Small Claims of the Mexico City National Chamber of Commerce. The arbitral tribunal shall be integrated by a sole arbitrator appointed in accordance with the Arbitration Rules and the seat of arbitration shall be Mexico City, Mexico.

Peru	Law of the Republic of Peru

Arbitration in Law, administered and subject to the Rules of the Center of Arbitration of the Lima Chamber of Commerce by one arbitrator appointed by the Chamber of Commerce of Lima. The place of arbitration shall be Lima, Peru.

f.Additional Country-Specific Terms. The terms below shall govern to the extent of any conflict between such terms and any other term in this Agreement, in each case, with respect to the Membership Country specified within such terms.

Arbitration Proceedings (Peru). The proceedings shall be confidential and in English. The award rendered shall be final and binding on both parties. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable. Everything related to this arbitration agreement and / or arbitration, which is not regulated by this clause, will be governed by the provisions of Legislative Decree No. 1071 (Legislative Decree that regulates Arbitration) or the rule that replaces it. For the purposes of arbitration, the following rules will be taken into account: (a) This arbitration agreement extends only to the parties that sign it or direct assigns and, therefore, constitutes an agreement to the contrary of Article 14 of Legislative Decree No. 1071; (b) The parties agree against the provisions of subsection 4 of article 34 of Legislative Decree No. 1071 and therefore agree that no arbitrator may extend, in their sole discretion, the terms established for procedural actions; (c) The arbitrator may not modify the place of arbitration or the language of the process without the consent of the parties; and, (d) The legal representative(s) of the parties to the arbitration are not authorized to dispose, acquiesce, recognize or compromise on the rights or claims that are discussed in the arbitration, unless such powers (s) have been expressly granted. The parties submit to the jurisdiction of the courts and judges of the Lima-Centro judicial district for any matter related to arbitration that corresponds to be processed judicially, including but not limited to the appeal for annulment of arbitration award. Likewise, the parties expressly state that the initiation of the arbitration regulated by this clause will not suspend, under any circumstance, the enforceability of the obligations contained in this Agreement, nor will it substitute or replace the process of execution of the guarantees granted by virtue of it.

Authorization for consultation and reporting to risk centrals (Colombia). The authorized signatory who executes this Agreement, in his own name or on behalf of the Member Company, declares that the information provided is true and gives his express and irrevocable consent to WeWork, its affiliates, parents, successors, and agents, or whoever represents its rights or holds in the future the quality of creditor, to: (i) consult, at any time, in DATACREDITO EXPERIAN or in any other database managed by an operator, all the relevant information to know his and/or Member Company´s performance as a debtor, his and/or Member Company´s ability to pay, the viability to enter into or maintain a contractual relationship, and in general for the management of financial and credit risk, that is, the initiation, maintenance, and recovery of the portfolio, activities related to the prevention of money laundering and terrorist financing, and the prevention of fraud; and (ii) report to DATACREDITO EXPERIAN or to any other database managed by a data operator, processed or not processed data, about the fulfillment or non-fulfillment of his and/or Member Company´s credit obligations, his and/or Member Company´s legal duties of economic content, his and/or Member Company´s location and contact information, his and/or Member Company´s credit requests, as well as others related to his and/or Member Company´s commercial, financial and socio-economic relationships that has entered into or that are recorded in public records, public databases or public documents.

The purpose of reporting the aforementioned information will be for the different users to carry out activities related to financial and credit risk management, that is, the initiation, maintenance and recovery of portfolio, activities related to the prevention of money laundering and financing of terrorism, fraud prevention and others authorized by law.

The previous authorization will not prevent the authorized signatory or Member Company from exercising the right to corroborate at any time in DATACREDITO EXPERIAN or in the risk information center to which the data has been supplied, that the information provided is true, complete, accurate and updated, and if it is not, to leave a record of his and/or Member Company´s disagreement, to demand the rectification, and to be informed about the corrections made.

In proof of having been sufficiently informed of the content and scope of this authorization, the authorized signatory executes this Agreement, in his own name and on behalf of the Member Company.

Annex A-4 (Brazil)

a.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed under the law of Brazil.

b.Venue; Dispute Resolution. Except that either party may seek equitable or similar relief from any court of competent jurisdiction, any dispute, controversy or claim arising out of or in relation to this Agreement, or at law, or the breach, termination or invalidity of this Agreement, that cannot be settled amicably by agreement of the parties to this Agreement, within ten (10) days from notification to a party to the other, shall be finally settled in accordance with the arbitration rules of FGV Mediation and Arbitration Chamber then in force, by one or more arbitrators appointed in accordance with said rules and with Brazilian Federal Law No. 9,307/96, and all of its amendments, if any. The place of arbitration shall be City of São Paulo, State of São Paulo, Brazil. If the parties to the arbitration or the arbitral tribunal, however, deem necessary to practice acts (such as taking of evidence, conduction of hearings, etc.) in a different place than the seat of arbitration the arbitral tribunal shall determine, with justification, the practice of acts in other locations. For any legal measures shall be, exclusively, the court of the City of São Paulo, State of São Paulo, Brazil.

c.Proceedings; Judgment. The proceedings shall be confidential and in Portuguese. The award rendered shall be final and binding on both parties. Judgment on the award may be entered, exclusively on the court of São Paulo, State of São Paulo. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable. This Agreement shall be interpreted and construed in the Portuguese language.

d.Class Action Waiver. Any proceeding to resolve or litigate any dispute in any forum will be conducted solely on an individual basis. Neither you nor we will seek to have any dispute heard as a class action or in any other proceeding in which either party acts or proposes to act in a representative capacity. No proceeding will be combined with another without the prior written consent of all parties to all affected proceedings. You also agree not to participate in claims brought in a private attorney general or representative capacity, or any consolidated claims involving another member’s account if we are a party to the proceeding. YOU ARE GIVING UP YOUR RIGHT TO PARTICIPATE AS A CLASS REPRESENTATIVE OR CLASS MEMBER ON ANY CLASS CLAIM YOU MAY HAVE AGAINST US INCLUDING ANY RIGHT TO CLASS ARBITRATION OR ANY CONSOLIDATION OF INDIVIDUAL ARBITRATIONS.

Annex A-5 (China)

a.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed under the law of the People’s Republic of China without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

b.Venue. Any dispute, controversy or claim arising out of or in relation to this Agreement, or at law, or the breach, termination or invalidity of this Agreement, that cannot be settled amicably by agreement of the parties to this Agreement within thirty (30) days from the date when the dispute arises, shall be finally settled by the Shanghai International Arbitration Center (“SHIAC”, also known as the “Shanghai International Economic and Trade Arbitration Commission”) in accordance with its then-current arbitration rules (the “SHIAC Rules”) in force at the time of commencement of the arbitration. The tribunal shall consist of three (3) arbitrators whereby WeWork shall appoint one (1) arbitrator, Member Company shall appoint one (1) arbitrator and the third arbitrator shall be appointed by mutual agreement or failing agreement within thirty (30) days from the date upon which the arbitration was initiated by the Chairman of the SHIAC in accordance with the SHIAC Rules. The place of arbitration shall be Shanghai. Any arbitration award shall be in writing and shall contain the reasons for the decision.

c.Proceedings; Judgment. The proceedings shall be confidential and in English. The award rendered shall be final and binding on both parties. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator. This Agreement shall be interpreted and construed in the English language, which is the language of the official text of this Agreement.

Annex A-6 (Hong Kong)

a.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed under the law of Hong Kong without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

b.Venue. Except that either party may seek equitable or similar relief from any court of competent jurisdiction, any dispute, controversy or claim arising out of or in relation to this Agreement, or at law, or the breach, termination or invalidity of this Agreement, that cannot be settled amicably by agreement of the parties to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (the “Centre”) and be finally resolved in accordance with the then applicable arbitration rules or legal provisions of the Centre. The place of the arbitration shall be Hong Kong and the arbitration proceedings shall be conducted in the English language. The arbitration shall be conducted by one (1) arbitrator appointed by the Chairman of the Centre.

c.Proceedings; Judgment. The proceedings shall be confidential and in English. The award rendered shall be final and binding on both parties. Judgment on the award may be entered in any court of competent jurisdiction. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable. This Agreement shall be interpreted and construed in the English language, which is the language of the official text of this Agreement.

d.Class/Group Action Waiver. Any proceeding to resolve or litigate any dispute in any forum will be conducted solely on an individual basis. Neither you nor we will seek to have any dispute heard as a class or group action or in any other proceeding in which either party acts or proposes to act in a representative capacity. No proceeding will be combined with another without the prior written consent of all parties to all affected proceedings. You also agree not to participate in claims brought in a public interest nature or in representative capacity, or any consolidated claims involving another member’s account, including any recognized social institution or organization if we are a party to the proceeding. YOU ARE GIVING UP YOUR RIGHT TO PARTICIPATE AS A CLASS OR GROUP REPRESENTATIVE OR CLASS OR GROUP MEMBER ON ANY CLASS CLAIM YOU MAY HAVE AGAINST US INCLUDING ANY RIGHT TO CLASS ARBITRATION OR ANY CONSOLIDATION OF INDIVIDUAL ARBITRATIONS.

Annex A-7 (Japan)

a.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed under the law of Japan without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

b.Venue. Any dispute, controversy or claim arising out of or in relation to this Agreement, or at law, or the breach, termination or invalidity of this Agreement, that cannot be settled amicably by agreement of the parties to this Agreement shall be finally settled in accordance with the arbitration rules of International Chamber of Commerce then in force, by one or more arbitrators appointed in accordance with said rules. The place of arbitration shall be Tokyo, Japan.

c.Proceedings; Judgment. The proceedings shall be confidential and in English. The award rendered shall be final and binding on both parties. Judgment on the award may be entered in any court of competent jurisdiction. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and any other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable. This Agreement shall be interpreted and construed in the English language, which is the language of the official text of this Agreement.

Annex A-8 (APAC)

a.Governing Law. This Agreement shall be subject to, governed by and construed in accordance with the laws specified in clause (e) below, without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods or choice of law principles.

b.Dispute Resolution. Any dispute, controversy or claim arising out of or in relation to this Agreement, or at law, or the existence, breach, termination or invalidity of this Agreement, that cannot be settled amicably by agreement of the parties to this Agreement shall be finally settled as set forth in clause (e) below.

c.Proceedings; Award. The proceedings shall be confidential and in English, unless otherwise agreed upon by the parties at the time of such proceedings or unless mandated by the relevant Governing Law as per clause (e) below. The award rendered shall be final and binding on both parties. Judgment on the award may be entered in any court of competent jurisdiction. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable. To the extent permitted by the relevant Governing Law, this Agreement shall be interpreted and construed in the English language, which is the language of the official text of this Agreement and shall prevail over any translation of the Agreement which shall be deemed to be provided for reference only.

d.Class Action Waiver. Any proceeding to resolve or litigate any dispute in any forum will be conducted solely on an individual basis. Neither you nor we will seek to have any dispute heard as a class action, representative action or in any other proceeding in which either party acts or proposes to act in a representative capacity. No proceeding will be combined with another without the prior written consent of all parties to all affected proceedings. You also agree not to participate in claims brought in a private attorney general or representative capacity, or any consolidated claims involving another member’s account if we are a party to the proceeding. YOU ARE GIVING UP YOUR RIGHT TO PARTICIPATE AS A CLASS REPRESENTATIVE OR CLASS MEMBER ON ANY CLASS CLAIM, OR AS A REPRESENTATIVE ON ANY REPRESENTATIVE ACTION, YOU MAY HAVE AGAINST US INCLUDING ANY RIGHT TO CLASS OR JOINT ARBITRATION OR ANY CONSOLIDATION OF INDIVIDUAL ARBITRATIONS.

e.Country-Specific Terms. The governing law, dispute resolution and venue are based on the Membership Country.

Membership Country	Governing Law	Dispute Resolution and Venue
Australia	Laws of the State of New South Wales	Arbitration in accordance with the ACICA Arbitration Rules then in force, by one arbitrator appointed in accordance with said rules. The place of arbitration shall be Sydney, Australia.
Indonesia	Laws of the Republic of Indonesia

Arbitration in accordance with the Arbitration Rules of the Singapore International Arbitration Centre then in force, by one arbitrator appointed in accordance with said rules. The place of arbitration shall be Singapore.

Korea	Laws of the Republic of Korea

Arbitration in accordance with the International Arbitration Rules of the Korean Commercial Arbitration Board by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be Seoul, Korea.

Malaysia	Laws of Malaysia

Arbitration in accordance with the arbitration rules of the Asian International Arbitration Centre, known as the AIAC Arbitration Rules, then in force, by one arbitrator appointed in accordance with said rules. The place of arbitration shall be Kuala Lumpur, Malaysia.

Philippines	Laws of the Republic of the Philippines

Arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (“SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference herein. The seat of arbitration shall be Singapore. The Tribunal shall consist of one (1) arbitrator.

Singapore	Laws of the Republic of Singapore

Arbitration in accordance with the arbitration rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference to this provision. The seat and place of the arbitration shall be Singapore. The Tribunal shall consist of one (1) arbitrator.

Thailand	Law of Thailand

Arbitration in accordance with the arbitration rules of the Thailand Arbitration Centre (“THAC”) then in force, and shall be under the administration of THAC by one arbitrator appointed in accordance with said rules. The place of arbitration shall be Bangkok, Thailand.

Vietnam	Laws of Vietnam

Arbitration in accordance with the arbitration rules of Vietnam International Arbitration Centre (“VIAC”) at the Vietnam Chamber of Commerce and Industry then in force, by one or more arbitrators appointed in accordance with said rules. The seat and venue of arbitration shall be Ho Chi Minh City, Vietnam.

f.Additional Country-Specific Terms. The terms below shall govern to the extent of any conflict between such terms and any other term in this Agreement, in each case, with respect to the Membership Country specified within such terms.

Venue (Indonesia). WeWork and Member Company agree that the relationship between them is commercial in nature and disputes between or among them relating to this Agreement including the Terms and Conditions shall be deemed commercial. Any dispute, controversy or claim arising out of or in relation to this Agreement, or at law, or the breach, termination or invalidity of this Agreement, that cannot be settled amicably within thirty (30) business days of the commencement of amicable negotiations between WeWork and Member Company shall be finally settled in accordance as set forth in clause (e) above. WeWork and Member Company expressly agree that the arbitration award rendered pursuant to this section shall be final and binding upon both parties. The award rendered by the arbitrator may be entered and enforced in any court having jurisdiction. WeWork and Member Company agree to and accept the jurisdiction of any court having such jurisdiction in connection with any proceeding relating to the enforcement of an award. You and WeWork expressly agree to waive any provisions of applicable law that would have the effect of allowing an appeal from the decision of the arbitrator, and agree that, in accordance with Article 60 of Law No. 30 of 1999 regarding Arbitration (the “Arbitration Law”), no party shall appeal to any court or other authority from the award of the arbitrator. Further, You and WeWork expressly agree that the arbitrator shall be solely bound by strict rules of law in making their decision and may not render an award ex aequo et bono. Neither You nor WeWork shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in connection with this Agreement except for the enforcement of an arbitral award granted pursuant to this section, so that the mandate of the arbitrator duly appointed shall remain in effect until a final arbitral award has been issued. Pending the submission to arbitration and until the arbitrator issues its decision, each party must, except in the event of expiration and termination of this Agreement, continue to perform its entire obligation under this Agreement without prejudice to a final adjustment in accordance with the award. You and WeWork expressly agree to waive the applicability of Article 48 of the Arbitration Law and agree that arbitration need not to be completed within a specific time. The parties agree that the English and Indonesian versions of this Agreement have been prepared in compliance with Law No. 24 of 2009 regarding National Flag, Language, State Emblem and National Anthem and are intended to be equivalent. In the event of any conflict or inconsistency between the English language text and Indonesian language text of this Agreement, and the English language text of this Agreement cannot prevail, the parties agree that the relevant Indonesian text shall be deemed to be amended to conform with the relevant English text.

Annex A-9 (India)

a.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed under the substantive laws of India without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

b.Dispute Resolution. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration in accordance with the BIAC/MIAC Rules (“Rules”), which Rules are deemed to be incorporated by reference in this clause. The tribunal shall consist of one arbitrator, the seat of arbitration shall be Bengaluru, Karnataka, India, and the language to be used in the arbitral proceedings shall be English.

c.Proceedings; Award. The proceedings shall be confidential and in English. The award rendered shall be final and binding on both parties. Judgment on the award may be entered in any court of competent jurisdiction. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable. This Agreement shall be interpreted and construed in the English language, which is the language of the official text of this Agreement.

Annex A-10 (Israel)

a.Contracting Entity. The contracting legal entity with which Member Company is signing and executing this Agreement is A.W. Shared Work Spaces Ltd. and\or its affiliate (“A.W.”) - the operator of all Premises located in Israel (“A.W. Premises”), as a franchisee of WeWork International Ltd. (hereinafter, together with its affiliates and subsidiaries: “WeWork International”). Except as specifically stated under this Annex A-10 (Israel), all references in this Agreement to “WeWork”, “we”, “our” or “us” shall refer to A.W. For the avoidance of doubt, this Annex shall apply to all premises in Israel. A.W.’S All Access Membership Services are as set out on our website: www.wework.co.il.

b.A.W. Rules and Service. In addition to the rules, policies and terms described and referenced under the Agreement, the All Access Membership is further subject to the A.W. House Rules available at: www.wework.co.il/wework-membership-agreement-house-rules as well as any additional rules, policies and/or procedures that are specific to any Premises used by Member Company or its Members and may be updated by A.W. from time to time (together, the “Applicable Rules”). A.W.’s obligations to provide the Services and responsibility for the Services, as detailed under the Agreement, are solely with regards to A.W. Premises. Any Premises used other than the A.W. Premises, and the Services provided therein, are under the applicable WeWork Company operating such Premises and in addition, the WeWork Member Network is operated by WeWork International and thus, A.W. shall not bear responsibility or liability to any claim regarding such Premises, Services or the WeWork Member Network.

c.Intellectual Property; Use of the WeWork Name; Photos of the Premises. Notwithstanding anything to the contrary, Section 20 under this Agreement shall also apply with respect to each of WeWork and A.W.

d.Privacy. When using the Services, A.W. will process, collect, and store personal data about Member Company and its Members, and information about Members’ booking and utilization of Premises. A.W. shall process personal data, either provided by the Member Company, a Member, or made available through the use of the Services or the WeWork Member Network as detailed in, and in accordance with, the A.W. privacy policy which can be found at: https://www.wework.co.il/privacy-policy-en (“A.W. Privacy Policy”). The above does not derogate for the privacy practices and data collection detailed under the WeWork Privacy Policy, provided that such practices are of WeWork International and are not controlled or under the responsibility of A.W.

e.Waiver of Claims. Any waiver of claims made by Member Company under the Agreement shall also include a waiver of claims against the management company of the applicable Premises and/or the Premises Landlord/s.

f.Governing Law. This Agreement and the transactions contemplated hereby shall be governed by and construed under the laws of the State of Israel without regard to conflicts of law provisions thereof.

g.Venue. Except that either party may seek equitable or similar relief from any court of competent jurisdiction, any dispute, controversy or claim arising out of or in relation to this Agreement, or at law, or the breach, termination or invalidity of this Agreement, that cannot be settled amicably by agreement of the parties to this Agreement shall be finally settled by an arbitrator under the Arbitration Law 5718- 1968. In the event that agreement on the identity of the arbitrator is not reached within 10 days of one party contacting the other with a request to appoint an arbitrator, the parties shall approach the Chairman of the Israeli Bar Association to appoint an arbitrator. This Section constitutes a valid arbitration agreement between the parties, under the Israeli Arbitration Law 5718-1968. The place of arbitration shall be Tel Aviv, Israel. The arbitration proceeding will be confidential, and arbitrator will be required to rule according to substantive law that applies in Israel, but without being bound by procedure or the law of evidence. The arbitrator will also be obligated to provide reasons for the decision.

h.Proceedings; Judgment. The proceedings shall be confidential and in Hebrew. The award rendered shall be final and binding on both parties. Judgment on the award may be entered in any court in Tel Aviv with the competent jurisdiction. In any action, suit or proceeding to enforce rights under this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief awarded, the prevailing party’s reasonable attorneys’ fees and other fees, costs and expenses of every kind in connection with the action, suit or proceeding, any appeal or petition for review, the collection of any award or the enforcement of any order, as determined by the arbitrator(s) or court, as applicable.

i.Class/Group Action Waiver. Any proceeding to resolve or litigate any dispute in any forum will be conducted solely on an individual basis. Neither A.W. nor Member Company will seek to have any dispute heard as a class action or in any other proceeding in which either party acts or proposes to act in a representative capacity. No proceeding will be combined with another without the prior written consent of all parties to all affected proceedings. A.W. and Member Company also agree not to participate in claims brought in a private attorney general or representative capacity, or any consolidated claims involving another member’s account if we are a party to the proceeding. MEMBER COMPANY HEREBY GIVES UP ITS RIGHT TO PARTICIPATE AS A CLASS REPRESENTATIVE OR CLASS MEMBER ON ANY CLASS CLAIM IT MAY HAVE AGAINST

A.W. INCLUDING ANY RIGHT TO CLASS ARBITRATION OR ANY CONSOLIDATION OF INDIVIDUAL ARBITRATIONS.

j.Insurance. At the end of clause 27 shall be added: “Your insurance policies will include a waiver of subrogation in favor of A.W. parties and/or the management company of the applicable Premises and/or the Premises Landlord/s, except in favor of those who caused damage with malicious intent.”

k.Notices. Any and all notices under this Agreement will be given via email and will be effective on the first business day after being sent. All notices will be sent via email to the email addresses specified on the Membership Details Form, except as otherwise provided in this Agreement. A.W. may send notices to either (or both) the Primary Member or the Authorized Signatory, as A.W. determines in its reasonable discretion. Notices related to the Premises or Members should be sent by the Primary Member. Notices related to this Agreement or the business relationship between Member Company and A.W. should be sent by its Authorized Signatory. In the event that A.W. receives multiple notices from different individuals within the Member Company containing inconsistent instructions, the Authorized Signatory’s notice will control unless A.W. decides otherwise in A.W.’s reasonable discretion.

l.If you are a consumer living in Israel. Only to the extent you are an individual living in Israel, and you are acting outside of your business, trade, craft or profession, and defined as “consumer” under the Israeli Consumer Protection Law, 1981, the additional terms set forth in Annex A-10(I) to this Annex A-10 (Israel).

m.Precedency. In the event of inconsistency between the Agreement and this Annex A-10 (Israel), the terms of this Annex A-10 (Israel) shall prevail.

Annex A-10 (I) Additional Consumer Terms

a.These additional consumer terms (“Terms”) apply only to the extent you are an individual living in Israel, and you are acting outside of your business, trade, craft or profession, and defined as “consumer” under the Israeli Consumer Protection Law, 1981 (“CPL”). These Terms apply to the Agreement in addition to the WeWork All Access Membership Terms and Conditions, and in the event any of these Terms conflict with the terms of the WeWork All Access Terms, these Terms will apply.

b.The WeWork All Access Terms, together with these Terms, can be found in your Account Central account. We will also provide you with a copy of the WeWork All Access Terms, together with these Terms by email.

c.We may update these Terms from time to time in accordance with section 6 of the WeWork All Access Terms. We will provide you with as much notice as reasonably practicable of any such changes. If you do not agree to the changes, you must notify us within thirty (30) days, and we shall agree to terminate the Agreement before the changes take effect and we will issue you a refund for any Services paid for but not received. If you do not contact us within the thirty (30) day time period, it will be deemed that you have agreed to and accepted the changes to the Terms.

d.Right of cancellation, notice and effect.

You have the right to cancel this Agreement within 14 days of signing up without giving any reason. The cancellation period will expire 14 days after the day of the conclusion of this Agreement. If you cancel this Agreement within the cancellation timeframe set out above, we shall deduct from your refund a sum equals to 5% of the Membership Fee Obligation (as defined in the Agreement) or 100 NIS, whichever is lower. If you requested that we provide the Services during the 14 day cancellation period, you may still cancel the agreement in this timeframe, but you will be required to pay us an amount which is in proportion to the Services provided until our receipt of your cancellation notice. We will make such refund using the same means of payment as you used for the initial transaction, unless you have expressly agreed otherwise.

To exercise the right of cancellation, you must inform us of your decision to cancel this Agreement by sending us a notice to one of the following communication means: (i) sending us an e-mail at the email address listed in your booking confirmation or at help@wework.com; (ii) contact us at: 972- 0722658705+; (iii) mailing us at: Shoken 23 Tel Aviv. The cancellation notice needs to include your name, ID number, contact information and date.

e.Nothing in these Terms or the WeWork All Access Terms will affect your legal rights and remedies under the CPL which remain unaffected.

EXHIBIT B

ADDITIONAL CONSUMER TERMS

These additional consumer terms (“Terms”) apply only to the extent you are an individual and acting outside of your business, trade, craft or profession within the UK or European Union and/or a consumer as defined by statute (a “Consumer”).

These Terms are available to you in Exhibit B of the WeWork All Access Membership Terms and Conditions.

Your particular attention is drawn to the section ‘Our responsibilities to you’ below.

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How do these Terms apply?

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These Terms apply to the Agreement in addition to the WeWork All Access Membership Terms and Conditions, and in the event any of these Terms conflict with the terms of the WeWork All Access Terms and Conditions, these Terms will apply.

The WeWork All Access Membership Services are as set out on our website: www.wework.com.

The WeWork All Access Membership Terms and Conditions, together with these Terms, can be found in your Account Central account. We will also provide you with a copy of the WeWork All Access Membership Terms and Conditions, together with these Terms by email.

We may update these Terms from time to time in accordance with section 6 of the WeWork All Access Membership Terms and Conditions. We will provide you with as much notice as reasonably practicable of any such changes. If you do not agree to the changes, you must notify us within thirty (30) days and we shall agree to terminate the Agreement before the changes take effect and we will issue you a refund for any Services paid for but not received. If you do not contact us within the thirty (30) day time period, it will be deemed that you have agreed to and accepted the changes to the Terms.

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Your rights

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We shall supply services with reasonable skill and care and in accordance with the Agreement. If we do not do so, you may ask us to reperform the Services, and if reperformance is not possible at all or is not possible within a reasonable timeframe, you may be entitled to an appropriate refund.

Nothing in these Terms or the Membership Terms and Conditions will affect your legal rights and remedies which remain unaffected.

If you are a Consumer living in the United Kingdom, advice about your legal rights is available from your local Citizens' Advice Bureau or Trading Standards office.

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Information on right of cancellation

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Right of cancellation

You have the right to cancel this Agreement within 14 days of signing up without giving any reason. The cancellation period will expire 14 days after the day of the conclusion of this Agreement. To exercise the right of cancellation, you must inform us of your decision to cancel this Agreement by sending us an e-mail at the email address listed in your booking confirmation or at help@wework.com. If you’d like, you may use the below model cancellation form.

Effects of cancellation

If you cancel this Agreement within the cancellation timeframe set out above, we shall refund all payments received from you, within 14 days from our receipt of your cancellation notice. We will make such refund using the same means of payment as you used for the initial transaction, unless you have expressly agreed otherwise; in any event, you will not incur any fees as a result of such refund.

If you requested that we provide the Services during the 14 day cancellation period, you may still cancel the agreement in this timeframe, but you will be required to pay us an amount which is in proportion to the Services provided until our receipt of your cancellation notice.

Model of cancellation form

You may (but are not obligated to) use the form below to cancel this Agreement. If you would like to use this form, please complete the form and send it to us by email at help@wework.com:

I hereby give notice that I withdraw from my agreement of the following service, Ordered on:

Name of Consumer:

Address of Consumer:

Signature of Consumer(s) (only if this form is notified on paper):

Date:

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Our responsibilities to you

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Section 23 (Waiver of claims) and section 24 (Limitation of Liability) of the WeWork All Access Membership Terms and Conditions will not apply to you if you are a Consumer. Instead, the following sets out our responsibility for loss or damage suffered by you.

If you are a Consumer living in either the United Kingdom or the European Union, excluding Germany, the following applies:

We are responsible to you for foreseeable loss and damage caused by us. Loss or damage is foreseeable if either it is obvious that it will happen or if, at the time the Agreement was made, both we and you knew it might happen, for example, if you discussed it with us during the signup process. We are not responsible for any loss or damage that is not foreseeable.

We do not exclude or limit in any way our liability to you where it would be unlawful to do so. This includes liability for death or personal injury caused by our negligence or the negligence of our employees, agents or subcontractors; for fraud or fraudulent misrepresentation; and for breach of your legal rights in relation to the Services (as described under ‘Your rights’ above).

We are not liable to you for business losses. If you are a Consumer, we only supply the Services to you for domestic and private use. If you use the products for any commercial, business or re-sale purpose we will have no liability to you for any loss of profit, loss of business, business interruption, or loss of business opportunity and these Terms shall not apply.

If you are a Consumer living in Germany, the following applies:

We shall be liable without limitation insofar as the cause of the damage is based on intention or gross negligence.

Furthermore, we shall be liable for the slightly negligent breach of essential obligations, the breach of which jeopardises the achievement of the purpose of this Agreement, or for the breach of obligations, the fulfilment of which makes the proper performance of this Agreement possible in the first place and on the observance of which the customer regularly relies (cardinal obligations). In this case, however, we shall only be liable for the foreseeable damage typical for this Agreement. Subject to the following provisions we shall not be liable for the slightly negligent breach of obligations other than those referred to in the preceding sentences.

The above limitations of liability shall not apply in the event of injury to life, body or health.

Insofar as our liability is excluded or limited, this shall also apply to the personal liability of employees, representatives and various agents.

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Your responsibilities to us

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Section 25 (Indemnification) of the WeWork All Access Terms and Conditions will not apply to you if you are a Consumer. Instead, the following sets out your responsibility for loss or damage suffered by us.

If you are a Consumer living in either the United Kingdom or the European Union excluding Germany, you will compensate us for any foreseeable loss or damage caused by you as a result of you failing to comply with this Agreement (for example, you will compensate us in relation to damage to property you cause whilst on Premises).

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Copies of your Agreement

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This Agreement, including these Terms, will be stored by us in digital form for the purpose of processing this Agreement and kept in accordance with our privacy policy which can be found at www.wework.com/legal/global-privacy-policy. A copy of this Agreement (including the All Access Terms and Conditions, and these Terms) will also be sent to you by e-mail immediately after you click “Start Membership”. You can also find a copy of this Agreement in your inbox, as long as you do not delete the email.

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Complaints

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If you have any general complaints or wish to request further information about the Services, please contact us via email at help@wework.com or call us on the telephone number as set out under ‘Who is your contract with’ below, and we will do our best to resolve these.

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Applicable law and disputes

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The following sets out what laws apply to this Agreement and how you may bring a claim.

Governing Law: to the extent there are mandatory statutory consumer protection regulations in your country of residence which contain provisions that are more beneficial for you than those set out in Annex A-2: EMEA, of the WeWork On All Access Membership Terms and Conditions, such provisions shall apply irrespective of the choice of English law;

Venue; Dispute Resolution: you may resolve your claim in any competent court in that country that has jurisdiction over the claim.

The following sets out your ability to resolve issues with us, without having to go to court:

·If you are a Consumer living in the European Union, you may use the EU Commission's platform for online dispute resolution pursuant to Article 14(1) of Regulation (EU) No. 524/2013 of the European Parliament and of the Council of 21 May 2013, and which can be reached via the following link: https://ec.europa.eu/consumers/odr/.

We do not participate in dispute resolution proceedings before a consumer dispute resolution board and we are not obliged to do so.

·If you are a Consumer living in Germany, you may use the EU Commission's platform for online dispute resolution per the previous paragraph and pursuant to §36 of the German Consumer Dispute Resolution Act (Verbraucherstreitbeilegungsgesetz).

·If you are a Consumer living in France, you may decide not to use the EU Commission's platform for online dispute resolution per the above, and in such case, for any dispute which cannot be settled directly with us before any other action, you may, in accordance with the French Consumer Law Code provisions, and free of charge, contact the Ombudsman Services of the Paris Centre of Mediation and Arbitration (CMAP) to resolve the dispute amicably.

You may petition the CMAP as follows:

oby using the online form available on the CMAP website at: www.mediateur- conso.cmap.fr,

oby email sent to: consommation@cmap.fr, or

oby postal mail sent to: CMAP - Service Médiation de la consommation, 39 avenue Franklin D. Roosevelt, 75008 Paris.

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Who is your contract with?

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You will contract with the WeWork entity as set forth in the Membership Details Form. You can contact us at help@wework.com.